UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2021

ACELRX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35068	41-2193603
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

351 Galveston Drive
Redwood City, CA 94063
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 216-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ACRX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 19, 2021, AcelRx Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Cantor Fitzgerald & Co. (the “Underwriter”) in connection with an underwritten public offering (the “Offering”) of 14,500,000 shares (the “Firm Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”). The Underwriter has agreed to purchase the Firm Shares from the Company at a price of $1.7625 per share. Under the terms of the Underwriting Agreement, the Company granted the Underwriter an option, exercisable for 30 days, to purchase up to an additional 2,175,000 shares of Common Stock (the “Option Shares” and together with the Firm Shares, the “Shares”) at the same price per share as the Firm Shares.

The net proceeds to the Company from the Offering, excluding any exercise by the Underwriter of its 30-day option to purchase any of the Option Shares, are expected to be approximately $25.6 million before deducting estimated offering expenses payable by the Company. The Company intends to use the proceeds from the Offering for working capital and general corporate purposes, including commercialization activities, general and administrative expenses, research and development expenses, capital expenditures, and for making scheduled payments under its debt facility.

The Offering is being made pursuant to a Registration Statement on Form S-3 (No. 333-239156), which was initially filed by the Company with the Securities and Exchange Commission (“SEC”) on June 12, 2020 and declared effective by the SEC on July 8, 2020.

The Underwriting Agreement contains customary representations, warranties and covenants by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties, and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Cooley LLP, counsel to the Company, delivered an opinion as to legality of the issuance and sale of the Shares in the Offering, a copy of which is attached hereto as Exhibit 5.1 and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement
5.1	Opinion of Cooley LLP
23.1	Consent of Cooley LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

2

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

acelrx pharmaceuticals, inc.

Date: January 21, 2021	By:	/s/ Raffi Asadorian
Raffi Asadorian
Chief Financial Officer